UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2017

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Limited Liability Company Agreement, Voting Agreement, and certain other agreements relating to purchase and sale of Panhandle 2
In connection with the consummation of the PH2 PSA (as defined and described in Item 8.01 below), on December 22, 2017, the limited liability company agreement of PAN2 B2 LLC (as defined and described in Item 8.01 below) was amended and restated (the “A&R LLC Agreement”). An affiliate of the Pattern Energy Group Inc. (the “Company”) and Vertuous Energy LLC (“Vertuous”) (a wholly owned subsidiary of Public Sector Pension Investment Board (“PSP Investments”) are the members of PAN2 B2 LLC. The A&R LLC Agreement sets forth provisions relating to governing the affairs of PAN 2 B2 LLC, including with respect to (among other things) the disposition of interests by a member, the capital accounts of members, distributions and allocations among members, and the management of such LLC.
Panhandle B Member 2 LLC (the “Managing Member”), which is indirectly wholly-owned by the Company, acts as the managing member of PH2 Holdings (as defined and described in Item 8.01 below). In connection with the consummation of the PH2 PSA, on December 22, 2017, the Managing Member and Vertuous entered into a Voting Agreement (the “Voting Agreement”). Such Voting Agreement sets forth provisions relating to managing and operating the affairs of each of PH2 Holdings and the PH2 Project Company (as defined and described in Item 8.01 below), including with respect to (among other things) consents required for certain actions.
In addition, in connection with restructuring of the Company’s holding arrangements of the PH2 Project Company to consummate the PH2 PSA, the Company and PSP Investments entered into certain other agreements. Pursuant to a Letter Agreement, the Company and PSP Investments agreed to certain indemnification arrangements between each other related to such restructurings and the activities of PAN2 B2 LLC. Pursuant to a Reimbursement Agreement, the Company and PSP Investments agreed to allocations of certain payments between each other which might become payable under certain guarantees which the Company had previously agreed to provide to certain members of PH2 Holdings.
Copies of the A&R LLC Agreement, Voting Agreement, Letter Agreement and Reimbursement Agreement discussed in this Item 1.01 are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein. The foregoing descriptions of such agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.
PSP Investments holds approximately 9.5% of the Company’s outstanding Class A common stock.
Item 8.01. Other Events.
PH2 Purchase and Sale Agreement
On December 22, 2017, the Company consummated the transactions contemplated by the Purchase and Sale Agreement (the “PH2 PSA”) with Vertuous. Pursuant to the PH2 PSA, an affiliate of the Company sold to Vertuous a 98% membership interest in a newly-formed limited liability company (“PAN2 B2 LLC”) that holds 50% of the Class B membership interests in Panhandle Wind Holdings 2 LLC (“PH2 Holdings”) (which holds 100% of the membership interests in Pattern Panhandle Wind 2 LLC (the “PH2 Project Company”)) for consideration of approximately $58.6 million (after certain adjustments).  The PH2 Project Company operates the approximately 182 megawatt wind farm located in Carson County, Texas, which achieved commercial operation in the fourth quarter of 2014.  Immediately after the closing, the Company’s owned capacity with respect to the wind farm was approximately 75 megawatts.
The PH2 PSA was previously recommended by the Conflicts Committee of the Company’s Board of Directors, which is comprised solely of independent directors, for approval by the Board of Directors, and approved by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description
10.1	Amended and Restated Limited Liability Company Agreement of PAN2 B2, LLC, a Delaware limited liability company, dated as of December 22, 2017
10.2	Voting Agreement between Panhandle B Member 2 LLC and Vertuous Energy LLC made as of December 22, 2017
10.3	Letter Agreement between Pattern Energy Group Inc. and Public Sector Pension Investment Board, dated as of December 22, 2017
10.4	Reimbursement Agreement between Pattern Energy Group Inc. and Public Sector Pension Investment Board, dated as of December 22, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 28, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary